Catalytica Energy Systems Reports Third Quarter Financial Results

TEMPE, AZ -- 11/14/2006 -- Catalytica Energy Systems, Inc. (NASDAQ: CESI), a provider of innovative products and services to meet the growing demand for clean energy production, today reported financial results for the third quarter and nine months ended September 30, 2006, including continued revenue growth in its SCR services business, positive net income during the most recent quarter, and a significant improvement in total cash usage for the year-to-date.

Total revenues for the third quarter of 2006 grew 58% to $1,368,000, from total revenues of $868,000 in the same period of the prior year. Revenues during the most recent quarter were comprised entirely of sales from the Company's SCR catalyst and management services business (SCR-Tech). Total costs and expenses for the quarter decreased to a historical low of $3,787,000, from $5,796,000 reported in the third quarter last year. The significant improvement in operating expenses reflects the benefit of cost reduction activities initiated by the Company during the second half of 2005, and the reimbursement of approximately $700,000 ($600,000 of which was recorded in the third quarter) of diesel-related research and development expenses in connection with Catalytica Energy Systems' October 2006 sale of its diesel fuel processing technology and related business assets. Catalytica Energy Systems' financial results for the third quarter ended September 30, 2006 were also favorably impacted by the sale of the Company's Gilbert, Arizona facility and the sale of its gas turbine technology and associated business assets, which resulted in one-time gains totaling $2,874,000. The combination of the gains on the sale of assets, revenue growth and reduced operating expenses resulted in positive net income for the quarter of $680,000, or earnings of $0.04 per share, compared with a net loss of $4,852,000, or a loss of $0.27 per share, in the third quarter last year.

Net cash proceeds totaling approximately $4,000,000 received from the sale of certain assets, combined with improved operating results, also contributed to positive cash generation during the third quarter of $2,060,000. In the third quarter of 2005, Catalytica Energy Systems reported total consumption of cash, cash equivalents and short-term investments (collectively referred to as "cash") of $3,610,000, including approximately $400,000 of restructuring-related payments.

For the nine months ended September 30, 2006, revenues grew 81% to $5,304,000, from total revenues of $2,928,000 in the corresponding period of the prior year. The significant growth in revenues was driven by increased sales of SCR catalyst and management services, which accounted for all of the Company's revenues during the first nine months of 2006. Net loss in the first nine months of 2006 was $3,936,000, or a loss of $0.22 per share, a 67% improvement over a net loss of $11,880,000, or a loss of $0.66 per share, in the first nine months of 2005.

Total cash consumption for the nine months ended September 30, 2006 was $1,541,000, down 84% from $9,402,000 in the same period last year. At September 30, 2006, the Company's cash position totaled $19,791,000.

"We are pleased to report our first quarter of positive earnings and cash generation in Catalytica Energy Systems' history as a public company," stated Rob Zack, president and CEO of Catalytica Energy Systems. "While a one-time gain on the sale of certain assets during the third quarter enabled this achievement, we are confident that our anticipated completion of restructuring activities in the fourth quarter, combined with the prospects for continued growth in our SCR services business, positions us to approach break-even operations in the near-term.

"Meanwhile, SCR-Tech continues to deliver solid results, and new sales prospects remain strong. We continue to be excited about the many opportunities we see ahead in the developing market for SCR catalyst services in the coal-fired power generation industry, and believe our SCR-Tech business provides a solid foundation for growth as we seek to increase value in the business."

Updated 2006 Financial Outlook

Catalytica Energy Systems continues to project that its full-year revenues will be in the range of $6.0 to $7.0 million, supported by a firm backlog for SCR catalyst and management services totaling approximately $3.1 million at September 30, 2006. Catalytica Energy Systems defines backlog as firm purchase orders and deferred revenue expected to be recognized as revenue within 18 months.

Additionally, as a result of the recently announced sale of its diesel fuel processing technology and related business assets, Catalytica Energy Systems expects to improve upon its prior guidance for full-year cash usage. Based upon its revenue expectations and collection of receivables, combined with the net cash proceeds from the October 2006 sale of its diesel business, the Company is now projecting full-year cash consumption of between $2.0 and $3.0 million, down from its previous guidance for total cash consumption in the range of $4.5 to $6.0 million.

Q3 Business Highlights

Catalytica Energy Systems' SCR-Tech business continues to make progress in expanding its customer base and broadening its reach in the emerging market for SCR catalyst services. As previously announced, SCR-Tech secured in July its largest catalyst regeneration contract to date totaling $1.9 million from a large regional utility company, and continues to pursue a growing number of new order prospects.

Also during the third quarter, Catalytica Energy Systems made significant advances in its restructuring activities and its initiatives to divest of non-revenue generating businesses, assets and technologies, and maintain financial viability by reducing costs.

In July, Catalytica Energy Systems completed the sale of its Gilbert, Arizona headquarters facility for $4,815,000. After repayment of the loan securing the building and payment of its share of various closing costs, related expenses real estate commissions and base rent to lease space at the facility through October 2006, the Company received net cash proceeds from the sale of approximately $1,850,000. Subsequent to the sale, Catalytica Energy Systems completed the relocation of its corporate headquarters in early October to a smaller, 1,800 square foot office in Tempe, Arizona more suitable to the Company's recently downsized operations.

In September, the Company completed the sale of its Xonon Cool Combustion® catalytic combustion technology and associated gas turbine assets to Kawasaki Heavy Industries, Ltd. for $2.1 million. After payment of sales commissions and related closing costs, Catalytica Energy Systems recognized approximately $1.9 million in net cash proceeds from the sale.

Other Recent Developments

In October, Catalytica Energy Systems announced the completion of a sale of its diesel fuel processing technology and associated business assets to Eaton Corporation for $2.4 million. The Company also received an additional $700,000 from Eaton as reimbursement for various diesel-related business expenses in the third and fourth quarters. As part of the sale, Eaton's Truck Group assumed the lease of Catalytica Energy Systems' Mountain View, California research and development facility, and has hired many of the Company's California-based employees to complement its product development activities. After payment of sales commissions and related closing costs, Catalytica Energy Systems expects to recognize approximately $2.1 million in net cash proceeds from the sale.

In connection with the sale of its diesel business, Catalytica Energy Systems plans to further reduce its workforce by approximately 18 employees before year-end. Accordingly, the Company expects to incur approximately $1.0 million in the fourth quarter of 2006 for one-time termination benefits and related payments.

Closing this sale marked Catalytica Energy Systems' exit from the diesel fuel processing business and completed the Company's transition over the past year from a technology-focused research and development organization to a customer-focused, commercial SCR services business. As a result of the actions taken over the past year to restructure its operations and reduce overhead, Catalytica Energy Systems has emerged on stable financial footing and in a strong position to drive the business commercially, deliver improved financial performance, achieve long-term sustainability, and positively impact shareholder value. In addition to growing its SCR-Tech business, the Company will continue to explore new opportunities and strategic transactions that could further expand its portfolio of commercial product and service offerings and generate increased shareholder value.

Catalytica Energy Systems will host a conference call and webcast today, Tuesday, November 14, 2006, at 4:45 PM Eastern Time (1:45 PM Pacific Time) to discuss its financial results along with an update on the business and its outlook for the remainder of 2006. Interested parties are invited to listen to the call over the Internet by accessing the Company's website at www.CatalyticaEnergy.com. Webcast participants should allot extra time before the webcast begins to register, and, if necessary, download and install audio software. Alternatively, interested parties may access the call by dialing 1-800-901-5241 (1-617-786-2963 for international callers), using passcode 63793171. An archived version of the webcast will be available for replay on the Company's website beginning approximately two hours following the conclusion of the live call and continuing for a period of 30 days. A replay of the call will also be available via telephone through November 21, 2006. To access the replay, dial 1-888-286-8010 (1-617-801-6888 for international callers), using passcode 67579865.

About Catalytica Energy Systems

Catalytica Energy Systems provides innovative products and services to meet the growing demand for clean energy production, with a focus on cost-effective emissions control solutions for the coal-fired power generation industry. Through its SCR-Tech subsidiary (www.SCR-Tech.com), the Company offers a variety of services for coal-fired power plants that use selective catalytic reduction (SCR) systems to reduce nitrogen oxides (NOx) emissions. These services include SCR catalyst management, cleaning and regeneration, as well as consulting services to help power plant operators optimize efficiency and reduce overall NOx compliance costs. Find Catalytica Energy Systems on the Worldwide Web at www.CatalyticaEnergy.com.

This news release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, those regarding Catalytica Energy Systems' financial outlook for 2006, including the Company's financial projections with respect to revenues and improved cash usage projections; the prospects for revenue growth, improved operating expenses, a significant reduction in cash consumption as compared to its 2005 financial performance, and approaching break-even operations in the near-term; the opportunities in the developing market for SCR catalyst services and the Company's ability to capitalize on near-term revenue opportunities in such market, and build additional value in the business; the Company's ability to maintain a reduced cost structure throughout the organization and realize prospective new order opportunities associated with its SCR services business; beliefs that its SCR catalyst and management services business offers a solid foundation for growth; the Company's ability to continue expanding its customer base and broadening its reach in the emerging market for SCR catalyst services; the ability of SCR-Tech to maintain a recent increase in sales activity and to secure new business; the Company's ongoing restructuring and cost reduction initiatives and its ability to further streamline its operations, drive the business commercially, deliver improved financial performance, achieve long-term sustainability, and positively impact shareholder value; expectations and timing associated with anticipated one-time termination and related payments, including those related to the sale of the Company's diesel fuel processing business; the expected net cash proceeds from the sale of the Company's diesel fuel processing business and the estimated reduction in work force relating to such sale; the Company's belief that its strategic restructuring initiatives offer the greatest return on investment; and the prospects and timing associated with the Company's plans to explore new opportunities and strategic transactions that could further expand its portfolio of commercial product and service offerings. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risks associated with the development, generally, of the Company's overall strategic objectives; the ability of the Company to improve sustainability, build additional value in its business and achieve its revenue growth and cash consumption reduction goals; the risk that the Company's cash consumption reduction goals may impair its ability to remain competitive and operate effectively; possible fluctuations in economic conditions affecting the markets for the Company's products and services; the risk that a market may not develop or be maintained for the Company's products and services; the existence of unanticipated technical, commercial or other setbacks related to the Company's products and services that could result in termination of one or more of its customer contracts; unanticipated events that could impact the Company's ability to manage the SCR-Tech business; difficulties or delays in strengthening SCR-Tech's sales and marketing activities or in executing SCR-Tech's business strategy; changes in the environmental requirements relating to certain emissions; the uncertainty of marketing, project development and installation timelines and regulatory review outcomes; the possibility that the Company may be unable to maintain current or develop future strategic relationships for its products and services, including with utility customers; and the other risks set forth in the Company's most recent Form 10-K and subsequent Forms 10-QSB filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.

Catalytica Energy Systems, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

                                       Three Months         Nine Months
                                          Ended               Ended
                                       September 30,       September 30,
                                     -----------------  ------------------
                                       2006     2005      2006      2005
                                     -------  --------  --------  --------

Total Revenues                       $ 1,368  $    868  $  5,304  $  2,928

Costs and expenses:
  Cost of revenues                     1,139     1,376     3,555     3,738
  Research and development               849     2,112     3,890     5,789
  Selling, general and
   administrative                      1,799     2,308     5,638     5,757
                                     -------  --------  --------  --------
Total costs and expenses               3,787     5,796    13,083    15,284
                                     -------  --------  --------  --------

  Operating loss                      (2,419)   (4,928)   (7,779)  (12,356)

Gain (Loss) on sale / disposal of
 assets                                2,874       (35)    2,853       (39)
Interest and other income, net           225       111       990       515
                                     -------  --------  --------  --------
  Net income (loss)                  $   680  $ (4,852) $(3,936)  $(11,880)
                                     =======  ========  ========  ========

Basic and diluted net earnings
 (loss)per share                     $  0.04  $  (0.27) $  (0.22) $  (0.66)
                                     =======  ========  ========  ========

Weighted average shares used in
 computing net loss per share         18,218    18,126    18,182    18,018
                                     =======  ========  ========  ========

Catalytica Energy Systems, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

                                                 September 30, December 31,
                                                  ------------ ------------
                                                      2006         2005
                                                  ------------ ------------
                                                  (unaudited)
ASSETS:

  Cash, cash equivalents and short-term
   investments                                    $     19,791 $     21,332
  Accounts receivable, net                               1,412        1,434
  Inventory                                                515          986
  Other current assets                                     387          652
                                                  ------------ ------------
     Total current assets                               22,105       24,404

  Property and equipment, net                            1,480        5,983
  Goodwill                                               4,257        4,257
  Other intangible assets, net                           1,281        1,411
  Other assets                                              37          290
                                                  ------------ ------------
     Total assets                                 $     29,160 $     36,345
                                                  ============ ============

LIABILITIES AND STOCKHOLDERS’ EQUITY:

  Accounts payable and accrued liabilities        $      3,728 $      4,249
  Current portion of long-term debt                          3           47
                                                  ------------ ------------
     Total current liabilities                           3,731        4,296

  Long-term debt and other long-term liabilities            28        3,004

  Stockholders’ equity                                  25,401       29,045
                                                  ------------ ------------
     Total liabilities and stockholders’ equity   $     29,160 $     36,345
                                                  ============ ============

CONTACT:
Megan Meloni
Investor Relations
(650) 631-2847